UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 30, 2016

HINTO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-26317	84-1384961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5350 S. Roslyn Street, Suite 400, Greenwood Village, CO 80111

(Address of Principal Executive Offices) (Zip Code)

(303)-647-4850

Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKET

Item 3.02 Unregistered Sales of Equity Securities.

On March 30, 2016, Hinto Energy, Inc. (the "Company") agreed to issue Arrowhead Consulting, controlled by Gary Herick, Vice President of Finance of Hinto Energy, Inc., 5,000,000 shares of the Company's common stock for $50,000.  The Company relied upon Section 4(a)(2) for the exemption from Registration of the shares in this transaction.

In addition, the Company sold a total of 3,000,000 shares to private and current shareholders for $30,000 in cash. The Company relied upon Regulation D Rule 506(b) for the exemption from Registration of the shares in this transaction.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

Loan

Gary Herick, Vice President of Finance of Hinto Energy, Inc., loaned the Company an additional $83,000, for a total of $223,000 over the last eight months.  Hinto Energy, Inc. ("the Company") intends to issue a 120-day Promissory Note. As part of the terms of the Promissory Note, the Company agreed that $33,000 of the funds provided would be used for paying debt.  The $50,000 received for the share purchase was used to pay Company expenses related to the repair on wells in Montana and Utah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HINTO ENERGY, INC.

By:/s/ Gary Herick

Gary Herick, Vice President of Finance

Date: April 12, 2016